Exhibit 10.5
FULL AND FINAL RELEASE OF CLAIMS
In consideration of the payments provided for in Sections 6(b)-(d) of the Executive Employment Agreement (hereinafter referred to as the “Employment Agreement”) between Constellation Brands, Inc. (“Company”) and William A. Newlands (hereinafter referred to as “Executive”), which is attached hereto and forms a part of this Full and Final Release of Claims (“Agreement”), the Company and the Executive mutually desire to enter into this Agreement and hereby agree as follows:
1.Executive hereby acknowledges and agrees that April 30, 2026, was Executive’s last day of employment at the Company (the “Termination Date”).
2.Executive was offered twenty-one (21) calendar days to consider this Agreement and to decide whether or not Executive wants to sign it. Executive agrees that any requests to modify, or modifications, material or otherwise, made to this Agreement, do not restart or affect in any manner the original twenty-one (21) calendar day consideration period.
3.This Agreement may not be signed and returned by Executive until AFTER Executive’s Termination Date with the Company.
4.Executive has been advised to consult with an attorney of Executive’s choice concerning this Agreement because Executive is giving up significant rights. Executive acknowledges that Executive has been so advised.
5.Executive has carefully considered other alternatives to executing this Agreement and Executive has decided to sign it.
6.Executive is entitled to change Executive’s mind and revoke this Agreement within seven (7) calendar days after Executive signs it. This Agreement will not become effective and Executive will not be eligible to receive the payments or benefits set out in Sections 6(b)-(d) of the Employment Agreement until the 8th day after Executive signs it without revoking it. To revoke this Agreement, Executive agrees to deliver a letter signed by Executive by the end of the applicable seven (7) calendar day revocation period to Constellation Brands, Inc., Attn: Chief Legal Officer, 50 East Broad St., Rochester, New York, 14614, or via e-mail at CBILegal@cbrands.com.
7.In consideration for Executive timely signing and not revoking this Agreement, the Company agrees to make the payments and provide the benefits set forth in Sections 6(b)-(d) of the Employment Agreement and make such payments during the time periods set forth therein. The lump sum payable under Sections 6(b) of the Employment Agreement is $6,902,283.33, as calculated in Exhibit 1 to this Agreement. The Company and Executive expressly agree that the Company is not otherwise obligated to make the payments or provide the benefits described in Sections 6(b)-(d) of the Employment Agreement in the absence of this Agreement; that Executive is not otherwise entitled to receive the payments or benefits set forth in in Sections 6(b)-(d) of the Employment Agreement in the absence of this Agreement; and that, if Executive does not sign this Agreement or, after signing it, revokes Executive’s signature as provided herein, or breaches any of its provisions (including the non-disparagement provision in Section 17), then the Company shall have no further obligations to Executive under this Agreement and will not make the payments or provide the benefits in Sections 6(b)-(d) of the Employment Agreement, or, if applicable, Executive shall return to the Company the severance payments and the costs of the benefits previously provided to the Executive pursuant to Sections 6(b)-(d) of the Employment Agreement.

8.In consideration for the payments and benefits set forth in Sections 6(b)-(d) of the Employment Agreement, Executive, on behalf of herself, heirs, administrators and assigns, hereby releases and forever discharges the Company, its past, present and future subsidiaries and affiliates and each of its and their past, present and future respective officers, directors, employees, servants and agents, and their successors and assigns, (hereinafter collectively referred to as “Company Released Parties”) jointly and severally from any and all actions, causes of action, contracts and covenants, whether express or implied, claims and demands for damages, indemnity, costs, attorneys’ fees, interest, loss or injury of every nature and kind whatsoever arising under any federal, state, or local law, or the common law, which Executive may have had, may now have or may hereinafter have in any way relating to any matter, including but not limited to, any matter related to Executive’s employment by the Company Released Parties and the termination of that employment; provided, however, nothing in this Agreement releases: (i) Executive’s vested benefits under the Company’s pension plans or rights under any existing stock options held by Executive; or (ii) any right to indemnification or advancement of expenses pursuant to Section 11 of the Employment Agreement or the Certificate of Incorporation or By-laws of the Company (the items in the foregoing clauses (i) through (ii) are hereinafter referred to as the “Preserved Rights”).
a.This Agreement releases, without limitation, any claims of discrimination, unlawful retaliation or harassment, or denial of rights, on the basis of any protected status, characteristic or activity, including, but not limited to, sex, disability, handicap, race, color, religion, creed, national origin, ancestry, citizenship, ethnic characteristics, sexual orientation, marital status, military status, or age (including, without limitation, any right or claim arising under the Age Discrimination in Employment Act), need for a leave of absence, or complaint about discrimination, harassment, or other matter, arising under any state, federal, or local law (whether statutory or common law), regulation or ordinance which may be applicable to Executive’s employment by the Company Released Parties. This Agreement releases, without limitation, any claims of wrongful termination, breach of express or implied contract, breach of implied covenant of good faith and fair dealing, violation of public policy, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, fraud or negligent misrepresentation, intentional or negligent interference with contractual relations, and any other common law tort. Except to the extent that they constitute Preserved Rights, this Agreement releases any claims for severance pay, bonus, life insurance, health and medical insurance, disability benefits, or any other fringe benefit, and claims related to any other transaction, occurrence, act, or omission or any loss, damage or injury whatsoever, known or unknown, resulting from any act or omission by or on the part of the Company Released Parties, or any of them, committed or omitted prior to the effective date of this Agreement.

b.This Agreement releases any claims based on any local, state, or federal constitution, statute, rule, or regulation, and any claims based on, but not limited to, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Projection Act, Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Equal Pay Act, the Pregnancy Discrimination Act, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Genetic Information Non-discrimination Act, the Uniformed Services Employment and Reemployment Rights Act, the Immigration Reform and Control Act, the Fair Credit Reporting Act, the Illinois Human Rights Act, the Illinois Whistleblower Act, the Illinois Personnel Record Review Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Equal Pay Act, the Illinois Sales Representation Act, the Illinois Wages of Women and Minors Act, the Illinois Family Military Leave Act, the Illinois Victims’ Economic Security and Safety Act, the Illinois Biometric Privacy Act, and waivable claims under the Illinois Wage Payment and Collection Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act, the New York State Human Rights Law, the New York Labor Law (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law and paid sick leave requirements), and the New York Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, all as amended.

c.This Agreement does not, however, release any rights Executive may have to workers’ compensation or unemployment insurance benefits, any rights with regard to vested benefits under ERISA, any other rights that cannot lawfully be waived, or any rights Executive may have under this Agreement. Executive understands that this Agreement does not prohibit, prevent or otherwise limit Executive from filing a charge or complaint with, communicating with, or participating testifying, or assisting in any investigation, hearing or proceeding conducted by any federal, state, or local governmental agency or entity, including the Equal Employment Opportunity Commission, the Illinois Department of Human Rights, the Securities and Exchange Commission (“Government Agencies”), nor does anything in this Agreement preclude, prohibit or otherwise limit, in any way, Executive’s rights and abilities to contact, communicate with or report unlawful conduct or employment practices and/or criminal conduct or provide documents, to federal, state, or local officials for investigation or participate in any whistleblower program administered by any such Government Agencies. Executive specifically acknowledges and agrees, however, that although Executive may file such a charge or participate in an investigation or proceeding by a Government Agency, by signing this Agreement, Executive has waived and released, to the fullest extent permitted by law, any monetary damages in connection with any such charge, investigation, or proceeding except for those pertaining to whistleblower programs. In addition, nothing in this Agreement prohibits Executive from making any other disclosures that are protected under the whistleblower provisions of federal or state laws and applicable regulations and Executive is not required to notify or obtain permission from the Company when filing a governmental whistleblower charge or complaint or engaging or participating in protected whistleblower activity. Moreover, nothing in this Agreement prohibits or prevents Executive from receiving individual monetary awards or other individual relief by virtue of participating in such governmental whistleblower programs.

d.Executive agrees that, with respect to any claim released by this Agreement, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding in which the Company or any other of the Company Released Parties identified in this Agreement is a party, including but not limited to Meza v. Constellation Brands, Inc. et al., Case No. 6:25-cv-06107, pending in the U.S. District Court for the Western District of New York.

e.Age discrimination claims are specifically intended to be included as released claims against the Company Released Parties. Executive specifically intends that this Agreement shall include a complete release of all claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §§ 621 et seq.), as amended by the Older Workers’ Benefit Protection Act of 1990, and its implementing regulations (hereinafter collectively “ADEA”), except for any allegation that a breach of the ADEA occurred following the effective date of this Agreement. Nothing in this Agreement releases unlawful employment practices that accrue after the effective date of this Agreement. In addition, Executive agrees and acknowledges that additional consideration has been provided by the Company (beyond that which would have otherwise been provided) in order to effect a valid waiver of Executive’s claims under the ADEA.

f.Executive understands and agrees that the giving of the aforementioned consideration is deemed to be no admission of liability on the part of the Company Released Parties.

g.In the event that Executive should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Company Released Parties for or by reason of any cause, matter or thing other than a Preserved Right, this Agreement may be raised as a complete bar to any such claim, demand or action.

9.Executive affirms that Executive has returned to the Company, without copying or otherwise reproducing, all Company property, proprietary documents and materials in Executive’s possession or control. Such documents and materials include, without limitation, all Company proprietary publications, correspondence, notes and notebooks, drawings, prints, photographs, tape recordings, and other electronic, written, typed, printed or recorded materials to which Executive had access or which Executive developed for the Company during the course of employment with the Company. Executive also affirms that Executive is in possession of all of Executive’s property that Executive had at the Company’s premises and that the Company is not in possession of any of Executive’s property.
10.Executive affirms that no promise, inducement, or agreement not expressed in this Agreement has been made, that any prior agreement between the parties regarding the subject matter herein is hereby extinguished, and that this Agreement contains the entire understanding and agreement of the parties related to the subject matter hereof. Notwithstanding the foregoing, Executive acknowledges and confirms that the Trade Secrets and Confidential Information and the Restrictive Covenant Sections of Executive’s Employment Agreement (Sections 8 and 10, respectively) remain in full force and effect.
11.Except as provided for in this Agreement, Executive agrees that Executive has received all compensation to which Executive is entitled for services provided to the Company up to and including the Termination Date, and Executive agrees not to make any claims for further compensation of any type, including, but not limited to, claims for wages or salary, profit sharing, incentive compensation, deferred compensation, business expenses, pension or retirement contributions or benefits, or sick pay, holiday pay, or vacation pay. Executive also affirms Executive has been reimbursed for all necessary expenses or losses by following the Company’s directions/policies or incurred by Executive within the scope of Executive’s employment. Executive affirms that Executive has been granted any leave to which Executive was entitled under the Family and Medical Leave Act and state and local leave and disability accommodation laws.
12.Except as provided herein, Executive confirms that prior to the execution of this Agreement, Executive has not revealed its terms to any third parties. Executive agrees to keep this Agreement confidential and not to reveal its existence or contents to anyone except Executive’s attorney, immediate family, tax/financial consultant, and/or to any federal, state or local government agency. In the case of Executive’s attorney, immediate family, tax/financial consultant, Executive agrees that Executive must advise these individuals to keep this Agreement and its terms confidential. Nothing in this Agreement has the purpose or effect of preventing Executive from discussing, disclosing or otherwise making truthful disclosures about alleged unlawful conduct or employment practices in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful. This confidentiality provision is the documented preference of Executive and is mutually beneficial to both parties.

13.Executive affirms that Executive has not filed, caused to be filed, or presently is a party to any claim against the Company. Unless compelled to do so by law or otherwise permitted by this Agreement, Executive shall not encourage or assist any third party to bring or pursue any claim against the Company.
14.Executive affirms that Executive has no known workplace injuries or occupational diseases.
15.Executive affirms that Executive has not reported internally to the Company any allegations of material corporate wrongdoing by the Company or its officers, including any allegations of corporate fraud, and Executive has not been retaliated against for reporting any such allegations internally to the Company.
16.The parties acknowledge Executive’s rights to make truthful statements or disclosures required by law, regulation, or legal process and to request or receive confidential legal advice, and nothing in this Agreement shall be deemed to impair those rights.
17.Executive agrees to refrain from making false statements that are maliciously disparaging or defamatory about the Company, its products/services, its employees, and/or the Company’s customers, suppliers, or vendors, including but not limited to communications on social media websites such as Facebook, Twitter, LinkedIn, Glassdoor on blogs, by text or email or other electronic means. Provided however, this Section does not in any way restrict or impede the Executive from making truthful statements about the terms or conditions of Executive’s employment; discussing, disclosing or otherwise making truthful disclosures about alleged unlawful conduct in the workplace; from exercising Executive’s rights under the National Labor Relations Act, government whistleblower programs, or whistleblowing statutes or regulations; initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by a local, state, or federal agency; filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits; exercising protected rights to the extent that such rights cannot be waived by agreement; or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency requiring the disclosure of information regarding the negotiations or terms of this Agreement, provided that such compliance does not exceed what is required by the law, regulation, or order. Further, this Section does not in any way restrict or impede the Executive from speaking with law enforcement, the Equal Employment Opportunity Commission, the Illinois Department of Human Rights, any local commission on human rights, or an attorney retained by the Executive regarding factual information related to claims of discrimination occurring after the effective date of this Agreement.
18.If any term or provision of this Agreement is declared invalid by a court of competent jurisdiction in a final ruling from which no appeal is taken, the remaining provisions of this Agreement will be unimpaired, and the invalid or unenforceable provision will be replaced with a provision that is valid and enforceable and that comes closest to the parties’ intention underlying the invalid or unenforceable provision.
19.This Agreement shall be governed and conformed in accordance with the laws of the State of Illinois, without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach.

20.This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement.
21.This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which, taken together shall constitute the same instrument. Delivery of an executed signature page to the Agreement by email or delivery of a “.pdf” format data file, or via DocuSign (or another mutually acceptable electronic signature method) shall be as effective as delivery of a manually signed counterpart of this Agreement.
22.If Executive violates this Agreement by suing the Company or those associated with the Company, Executive agrees that Executive will pay all costs and expenses incurred by the Company, or by any of the Company Released Parties in defending against the suit, including reasonable attorney’s fees. Executive also agrees to indemnify and hold harmless the Company, including payment of the Company’s reasonable attorney’s fees and expenses, for any breach by Executive of this Agreement.

BY SIGNING THIS AGREEMENT, EXECUTIVE ACKNOWLEDGES, REPRESENTS AND AGREES THAT: EXECUTIVE HAS READ IT; EXECUTIVE UNDERSTANDS IT AND KNOWS THAT EXECUTIVE IS GIVING UP IMPORTANT RIGHTS; EXECUTIVE AGREES WITH EVERYTHING IN IT; EXECUTIVE WAS TOLD, IN WRITING, TO CONSULT AN ATTORNEY BEFORE SIGNING IT; EXECUTIVE WAS OFFERED 21 DAYS TO REVIEW THE AGREEMENT AND TO THINK ABOUT WHETHER OR NOT TO SIGN IT; EXECUTIVE HAS SIGNED IT KNOWINGLY AND VOLUNTARILY; AND EXECUTIVE UNDERSTANDS EXECUTIVE HAS SEVEN (7) CALENDAR DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE EXECUTIVE’S SIGNATURE AND THAT IF EXECUTIVE DOES NOT REVOKE, THIS AGREEMENT BECOMES EFFECTIVE, ENFORCEABLE, AND IRREVOCABLE ON THE 8TH DAY AFTER SIGNATURE.

EXHIBIT 1

Section 6(b) Severance
$6,902,283.33

*** Signature Page Follows ***

IN WITNESS WHEREOF, Executive has hereunto executed this Full and Final Release of Claims by affixing her hand this 4th day of May, 2026 in the presence of the witness whose signature is subscribed below.

/s/ William A. Newlands
William A. Newlands
Sworn to before me this
4th day of May, 2026
Brian S. Bennett
/s/ Brian S. Bennett	Notary Public, State of New York
Notary Public	Qualified in Monroe County No. 02BE6432522
My Commission Expires on May 2, 2030

IN WITNESS WHEREOF, Jeffrey H. LaBarge has hereunto executed this Full and Final Release of Claims on behalf of Constellation Brands, Inc., its subsidiaries, affiliates, by affixing [his/her] hand this 4th day of May, 2026 in the presence of the witness whose signature is subscribed below.

/s/ Jeffrey H. LaBarge

Sworn to before me this
4th day of May, 2026

/s/ Andrea M. DeCastro
Notary Public

ANDREA M. DECASTRO
Notary Public - State of New York
No. 01DE6173443
Qualified in Monroe County
My Commission Expires on August 27, 2027